PREMIER FINANCIAL SERVICES, INC.
1988 NON-QUALIFIED STOCK OPTION PLAN



      SECTION 1.  Establishment.  There is hereby
established the 1988 Non-Qualified Stock Option Plan pursuant to which key employees of PREMIER FINANCIAL
SERVICES, INC. (the "Company"), a Delaware corporation, and its subsidiaries may be granted options to purchase shares of common stock of the Company, par value $5.00 per share ("Common Stock").

      SECTION 2.  Purpose.  The purpose of the Plan is to
provide a means whereby key employees of the Company or any Subsidiary may be given the opportunity to purchase stock of the Company under options. The Plan is intended to advance the interests of the Company by encouraging stock ownership or additional stock ownership by key employees of the Company or any Subsidiary and to advance the interests of the Company by strengthening its ability to hire and retain highly qualified personnel and to give such personnel added incentive.

      SECTION 3.  Eligibility.  All key employees of the
Company or any of its Subsidiaries, who have substantial management responsibilities and are employed at the time of the adoption of this Plan or thereafter, shall be eligible to be granted options to purchase share of Common Stock under this Plan. Whether a key employee becomes an Optionee under this Plan shall be determined in accordance with Section 5.

      SECTION 4.  Number of shares Covered by Options.
The total number of shares which may be issued and sold pursuant to options granted under this Plan shall be 100,000 shares of the Company's Common Stock. The Stock to be optioned under the Plan may be either authorized and unissued shares or issued shares which shall have been reacquired by the Company. Such shares are subject to adjustment in accordance with the provisions of
Section 7 hereof. The shares involved in the unexercised portion of any terminated or expired options under the Plan may again be optioned under the Plan.

      SECTION 5.  Granting of Options.  Subject to the
provisions of this Plan, the Board of Directors of the Company ("Board of Directors") may, within ten years from the date this Plan is adopted from time to time grant options to any key employee ("Optionee") for such number of shares of Common Stock and upon such terms and conditions as in the judgment of the Board of Directors shall be desirable. Nothing contained in this Plan shall be deemed to give any employee any right to be granted an option to purchase shares of Common Stock except to the extent and upon such terms and conditions as may be determined by the Board of Directors. The vote of any person who is eligible for an option pursuant to Section
3 of the Plan shall not be counted in calculating the total number of Directors of the Company voting in favor of or against any matter relating to any option granted or to be granted hereunder to such person.

      SECTION 6.  Terms of Options.  Each option granted
under this Plan shall be evidenced by an agreement
("Stock Option Agreement") which shall be executed by the President of the Company and by the employee to whom such option is granted, and shall be subject to the following terms and conditions:

      (a) The price at which each share of Common Stock covered by each option may be purchased shall be determined in each case on the date of grant by the Board of Directors, but shall not be less than the fair market value of shares of Common Stock at the time the option is granted. For purposes of this Section, the fair market value of shares of Common
      Stock on any day shall be the bid price of a share of Common Stock in the over-the-counter market as reported on the date of grant in the Midwest Edition of The Wall Street Journal, or, if there is no sale in the over-the-counter market on such day, such fair market value shall be the average of (i) the bid price on the day immediately preceding such day on which there was a sale and (ii) the bid price on the day next succeeding such day on which there is a sale, or as otherwise determined by the Board of Directors in its discretion.

      (b) The option price of the shares to be purchased pursuant to each option shall be paid in full in cash at the time of the exercise of the option and prior to the issuance of any Stock purchased thereto.

      (c) Each Stock Option Agreement shall provide that such option may be exercised by the Optionee in such parts and at such times as may be specified in such Agreement. Any option granted hereunder shall expire not later than the first to occur of the following:

            (i) The expiration of ten years from the date such option is granted (hereinafter called the "Option Period").

            (ii) The expiration of three months after the date of either (a) the retirement of the Optionee under any retirement plan of the Company or any Subsidiary or (b) the termination of the employment of the Optionee with the Company or any Subsidiary due to total and permanent disability. The Board of Directors of the Company may provide by resolution, however, that any terms of this subparagraph (ii) of paragraph (c) shall not apply to any option or portion of an option.

            (iii)  The expiration of the period of six
            months after the date of the Optionee's death, or

            (iv)  The expiration of the Option Period, by
            the person or persons entitled to do so under the Optionee's will, or if the Optionee shall fail to make testamentary disposition of said
            Option, or shall die interstate, by the
            Optionee's legal representative or
            representatives.

            (v)  The termination of employment of the
            Optionee with the Company or any Subsidiary for a reason other than those expressed in subparagraphs (ii) and (iii) of this paragraph
            (c).

      (d)  Notwithstanding anything herein to the
      contrary, no option granted under the Plan prior to approval of the Plan by the stockholders may be exercised before such approval, and in the event this Plan is disapproved by the stockholders, then any option granted hereunder shall become null and void.

      (e) Each option and right granted under this Plan shall by its terms be non-transferable by the Optionee except to their trust, or by will or by the law of descent and distribution, and each option or right shall be exercisable during the Optionee's lifetime only by him.

      (f)  The Stock Option Agreement entered into
      pursuant hereto may contain such other terms, provision and conditions not inconsistent herewith as shall be determined by the Board of Directors including, without limitation, provisions (i) requiring the giving of satisfactory assurances by the Optionee that the shares are purchased for investment and not with a view to resale in connection with the distribution of such shares, and will not be transferred in violation of applicable securities laws, (ii) restricting the transferability of such shares during a specific period and (iii) requiring the resale of such shares to the Company at the option price if the employment of the Optionee terminates prior to a specified time.

      SECTION 7.  Adjustment of Number of Shares.  In the
event that a dividend shall be declared upon the shares
of Common Stock payable in shares of Common Stock, the
number of shares of Common Stock then subject to any
option granted hereunder and the number of shares
reserved for issuance pursuant to this Plan but not yet
covered by an option, shall be adjusted by adding to each
of such shares the number of shares which would be
distributable thereon if such share had been outstanding
on the date fixed for determining the stockholders
entitled to receive such stock dividend.  In the event
that the outstanding shares of Common Stock shall be
changed into or exchanged for a different number or kink
of shares of stock or other securities of the Company or
of another corporation, whether through reorganization,
recapitalization, stock split-up, combination of shares,
merger or consolidation then there shall be substituted
for each share of Common Stock subject to any such option
and for each share of Common Stock reserved for issuance
pursuant to the Plan but not yet covered by an option,
the number and kind of share of stock or other securities
into which each outstanding share of Common Stock shall
be so changed or for which each such share shall be
exchanged; provided, however, that in the event that such
change or exchange results from a merger or
consolidation, and in the judgment of the Board of
Directors such substitution cannot be effected or would
be inappropriate, or if the Company shall sell all or
substantially all of its assets, the Company shall use
reasonable efforts to effect some other adjustment of
each then outstanding option which the Board of
Directors, in its sole discretion, shall deem equitable.
In the      event that there shall be any change, other
than as specified above in this Section 7, in the number of kind of outstanding shares of Common Stock, then if the Board of Directors shall determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an option and of the shares of Common Stock then subject to an option or options, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of this Plan and of each Stock Option Agreement. In the case of any such substitution or adjustment as provided for in the is Section, the option price in each Stock
Option Agreement for each share covered thereby prior to such substitution or adjustment will be the option price for all shares of stock or other securities which shall have been substituted for such shares or to which such share shall have been adjusted pursuant to this Section 7 shall require the Company, in any Stock Option Agreement, to sell a fractional share, and the total substitution or adjustment with respect to each Stock Option Agreement shall be limited accordingly.

      SECTION 8.  Administration.  The Board of Directors
of the Company shall interpret the Plan and may prescribe, amend and rescind rules and regulations relating to the Plan by majority vote of those Directors who are disinterested parties tot he Plan. In addition to determining the terms and conditions of the respective
Option Agreements it shall make all other determinations deemed necessary or advisable for the administration of the Plan; provided, that any such determination shall not be inconsistent with the provisions of this Plan.

      SECTION 9. Amendments. This Plan may be terminated or amended from time to time by vote of the Board of Directors; provided, however, that no amendment which shall increase the total number of shares which may be issued and sold pursuant to options granted under this Plan, nor any amendment that materially modifies the requirements contained in SECTION 3. Eligibility hereof, shall be effective without the approval of stockholders.

      SECTION 10.  Effective Date and Stockholder
Approval. The Plan becomes initially effective upon adoption by the Board of Directors of the Company, subject, however, to approval at the next annual meeting of the stockholders, or at any prior meeting of the stockholders at which the Plan is submitted for approval.

      SECTION 11.  Termination.  The Plan shall terminate
of January 28, 1998; provided however, that the Board of Directors may terminate the Plan at any time prior thereto. Termination of the Plan shall not impair any of the rights or obligations under any option granted under the Plan without the consent of the Optionee.

      SECTION 12.  Employment Status.  The transfer of
employment from the Company to a Subsidiary of the Company, or from a Subsidiary to the Company, or from a Subsidiary to another Subsidiary, shall not constitute a termination of employment for the purpose of the Plan.
Options granted under the Plan shall not be affected by any change of status in connection with the employment of the Optionee or by leave of absence authorized by the Company or a Subsidiary.

      SECTION 13.  Proceeds from Sale of Stock.  Proceeds
from the sale of Stock issued upon the exercise of options granted pursuant to the Plan shall be added to the general funds of the Company.

      SECTION 14.  Exemption from Liability.  The members
of the Board of Directors of the Company and each of them, shall be free from all liability, joint or several, for their acts, omissions and conduct, and for the acts, omissions and conduct of their duly constituted agents, in carrying out the responsibilities of said Board of Directors under the Plan, and the Company shall indemnify and save them and each of them harmless from the effects and consequences of their acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences shall result from their own willful misconduct.

      SECTION 15.  Right to Repurchase.  In the event a
person who has acquired Stock pursuant to an option granted under the Plan offers to sell shares of such Stock, the Company shall have the first right of purchase. Such person shall make a written offer to the Company and the Company shall have first right of purchase, and if it exercises this right, and so long as its stock is traded over-the-counter, the amount payable for each share of Stock shall be the mean of the bid and ask prices as of the most recently published quotation of the bid and ask prices prior to the date of offer to sell as such published quotation is evidenced in the Midwest
Edition of The Wall Street Journal for such Stock. If the Company wishes to exercise its right to purchase, the Company must express its decision in a written statement signed by an official representative of the Company and the statement must be delivered to the person offering the Stock within two regular business days from the date the person offers to sell the Stock.

      SECTION 16.  Governing Laws.  The Plan shall be
construed, administered and governed in all respects under and by the Laws of the State of Illinois. Each
Option Agreement granted under the Plan shall be construed, administered and governed all respects under and by the laws of the of the State of Illinois.

      SECTION 17.  Date of Adoption.  This Plan was
adopted by the Board of Directors of the Company on January 28, 1988, which is the effective date of the Plan.

      SECTION 18.  Adoption by Subsidiaries.  Any
subsidiary of the Company may adopt the Plan by means of a resolution of such subsidiary's board of directors for the benefit of its key employees; provided, however, such adoption must have a prior approval of the Board of Directors of the Company as evidenced by a resolution of the Board.

* * * * * * * * * * * * * *

      IN WITNESS WHEREOF, PREMIER FINANCIAL SERVICES, INC.
has caused this Plan to be executed by its President and attested by its Secretary and caused its corporate seal to be hereunto affixed.

      Dated this 28th day of January, 1988, but effective
January 28, 1988.

                              PREMIER FINANCIAL SERVICES, INC.

                              By:  /S/ Richard L. Geach
                              President

ATTEST:

By:  /s/ Michael J. Lester
      Secretary